BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090503

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

Filed in the office of	Document Number
Barbara K. Cegavske	20150327060-76
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/17/2015 5:59 AM
	Entity Number E0178182012-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

LEO MOTORS, INC.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: June 22, 2015 Time: 9:00 a.m. PST
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

FIRST AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

LEO MOTORS, Inc.

A Nevada Corporation

KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of twenty-one years or more and desiring to form a body corporate under the laws of the state of Nevada does hereby sign, verify and deliver in duplicate to the office of the Secretary of State of Nevada these first Amended and Restated Articles of Incorporation (the "Articles").

ARTICLE I
NAME

The name of the Corporation shall be: LEO MOTORS, INC.

ARTICLE II
PERIOD OF DURATION

The Corporation shall exist in perpetuity, from and after the date of filing these Articles with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE III
PURPOSES AND POWERS

1. Purposes. Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Revised Statutes ("NRS"). Pursuant to the NRS Section 78.010, *et. seq.* these Articles are submitted for filing with the Secretary of State of the State of Nevada by the undersigned, an authorized person, acting on behalf of the corporation formed hereby.

2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the NRS, including but not limited to, engaging in the research and development of battery storage devices, electric vehicles, green power generation systems, and related components, platforms, and software support systems, and related components, platforms and software support systems or devices.

3. Issuance of Shares. The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution and/or designation properly filed with the Secretary of State of the State of Nevada.

ARTICLE IV
CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is: Three Hundred Twenty Million (320,000,000) shares of stock with Three Hundred Million shares of $.001 par value each, which shares shall be designated "Common Stock" and Twenty Million (20,000,000) shares of $.001 par value each, which shall be designated "Preferred Stock" which may be issued in one or more series at the discretion of the Board of Directors.

The Board of Directors is hereby vested with the authority to fix by resolution(s) the designation(s), power(s), preference(s) and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the NRS.

No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

ARTICLE V
CUMULATIVE VOTING

Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles or the NRS, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Cumulative voting shall not be allowed in the election of directors of this Corporation.

Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one (1) vote.

ARTICLE VI
TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS

No contact or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction in good faith by a majority vote or written consent. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c) The fact of such relationship or interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

(d) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized or approved.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify the contract or transaction.

ARTICLE VII
INDEMNIFICATION

The Corporation is authorized to provide indemnification of its directors, officers, employees, and agents; whether by bylaw, agreement, vote of shareholders, or disinterested directors or otherwise in excess of the indemnification expressly permitted by NRS Section 78.751 for breach of duty to the Corporation and its shareholders, subject only to the applicable limits upon such indemnification as set forth in the Nevada Business Corporation Act for breach of duty to the Corporation and its shareholders, subject only to the applicable limits upon such indemnification as set forth in the NRS. Any repeal or modification of this Article VII or Article XI shall not adversely affect any

right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE VII
ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws of the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE IX
RESIDENT AGENT

The name of the Corporation's registered agent and the street address in Clark County Nevada for such resident agent where process may be served is Princeton Research, Inc. 3887 Pacific Street Las Vegas, Nevada 89121. The resident agent may be changed in any manner permitted by the NRS.

ARTICLE X
BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, and the number of directors of the Corporation may be changed from time to time by consent of the Corporation's directors. The board of directors of the Corporation shall consist of not less than one (1) and not more than seven (7) directors. The names and addresses of the persons who shall serve as director are:

1) Shi Chul Kang, 3887 Pacific Street Las Vegas, NV 89121.
2) Jeoung Youl Choi, 3887 Pacific Street Las Vegas, NV 89121.
3) Seok Hoe, 3887 Pacific Street Las Vegas, NV 89121.
4) Jun Hee Won, 3887 Pacific Street Las Vegas, NV 89121.

ARTICLE XI
LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS TO CORPORATION AND SHAREHOLDERS

No director or officer shall be liable to the Corporation or any shareholder for damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer: (a) shall be liable under NRS Section 78.300 or any amendment thereto or successor provision thereto; or (b) shall have acted or failed to act in a manner involving intentional misconduct, fraud or an intentional violation of law. Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Articles inconsistent with these Articles shall eliminate or reduce the effect of this Article in respect of any manner occurring prior to such amendment, repeal or adoption of an inconsistent provision. The Article shall apply to the full extent now permitted by

the NRS or as may be permitted in the future by changes or enactments in Nevada law including but not limited to NRS Section 78.300.

IN WITNESS WHEREOF, the above named individual has signed these Articles of Incorporation this 22nd day of June 2015.

LEO MOTORS, INC.	LEO MOTORS, INC.
By:____________________	By:____________________
Name: Shi Chul Kang (Robert)	Name: Jun Heng Park
Title: President	Title President

Minutes of Board of Directors Meeting

Date: 11:00 am, 15th of July, 2015
Place: Office of Leo Motors, Inc. Korea Branch
Number of directors: 5 (5 attended, no absent)
Bill: 100 million Increase of Authorized Shares

Proceedings of Meeting

The chairman Shi Chul Kang takes the chairperson seat, and declared that this meeting was duly formed, proclaimed the opening, and then requested the deliberation thereof.

Bill: 100 million Increase of Authorized Shares

Chairman brought in the above item and asked the opinions of the attended directors, and the item was approved by the unanimous consent.

In order to clarify the above resolutions, the minutes are executed below by all directors present.

July 15, 2015

LEO MOTORS, INC.

By ______________________

Shi Chul Kang / co-CEO

By ______________________

Jun Heng Park / co-CEO

By ______________________

Jung Youl Choi/CFO

By ______________________

Jun Hee Won / Director

By ______________________

Seok Heo / Director